Registration Number 333-64232
As filed with the Securities and Exchange Commission on April 30, 2009.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HMN Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	41-1777397
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	Identification No.)

1016 Civic Center Drive Northwest	55901
PO Box 6057	(Zip code)
Rochester, Minnesota
(Address of principal executive offices)
HMN FINANCIAL, INC. 2001 OMNIBUS STOCK PLAN
(Full title of the plan)
Jon Eberle
Senior Vice President, Chief Financial Officer and Treasurer
1016 Civic Center Drive Northwest
PO Box 6057
Rochester, Minnesota 55901
(Name and address of agent for service)
(507) 535-1200
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 (the “Amendment”) is filed by HMN Financial, Inc., a Delaware corporation (the “Registrant”), and relates to the Registration Statement on Form S-8 (File No. 333-64232) filed with the Securities and Exchange Commission (the “Commission”) on June 29, 2001 (the “Registration Statement”) for the HMN Financial, Inc. 2001 Omnibus Stock Plan (the “Prior Plan”). In accordance with the undertakings contained in the Registration Statement, the Registrant is filing this Amendment to remove from registration 186,669 shares of common stock, par value $.01 per share, of the Registrant (the “Common Stock”) previously registered under the Registration Statement that remained available for grant under the Prior Plan as of April 30, 2009.
     As of April 30, 2009, 152,382 shares of Common Stock remained subject to outstanding awards previously granted under the Prior Plan. The Registration Statement will remain in effect to cover the potential exercise of such outstanding awards granted under the Prior Plan. In the event any of these 152,382 shares of Common Stock are not issued in connection with the Prior Plan, such as when a currently outstanding award granted under the Prior Plan is cancelled without being exercised, such shares will be removed from registration under the Registration Statement and will be available for issuance in connection with the HMN Financial, Inc. 2009 Equity Incentive Plan (the “New Plan”). Such shares of Common Stock will be covered by the registration statement on Form S-8 filed with the Commission on April 29, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of Minnesota, on April 30, 2009.

HMN FINANCIAL, INC.
By:	/s/ Jon Eberle
Jon Eberle
Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated. Each such person whose signature appears below, hereby makes, constitutes and appoints Jon Eberle or his respective true and lawful attorney, with full power to sign for such person and in such person’s name and capacity indicated below, and with full power of substitution, any and all amendments, including post-effective amendments, to the Registration Statement on Form S-8 (File No. 333-64232) filed by the registrant with the Securities and Exchange Commission on June 29, 2001, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

Name	Title	Date
/s/ Bradley C. Krehbiel Bradley C. Krehbiel	President, Home Federal Savings Bank (principal executive officer)	April 30, 2009

/s/ Jon Eberle Jon Eberle	Senior Vice President, Chief Financial Officer and Treasurer (principal accounting officer and principal financial officer)	April 30, 2009

/s/ Timothy R. Geisler Timothy R. Geisler	Chairman of the Board	April 30, 2009

/s/ Hugh C. Smith Hugh C. Smith	Director	April 30, 2009

/s/ Allan R. DeBoer Allan R. DeBoer	Director	April 30, 2009

/s/ Mahlon C. Schneider Mahlon C. Schneider	Director	April 30, 2009

/s/ Susan K. Kolling Susan K. Kolling	Director	April 30, 2009

/s/ Michael J. Fogarty Michael J. Fogarty	Director	April 30, 2009

/s/ Malcom W. McDonald Malcom W. McDonald	Director	April 30, 2009

/s/ Karen L. Himle Karen L. Himle	Director	April 30, 2009